UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/16/2004

OYO GEOSPACE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-36727

DE	76-0447780
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of Principal Executive Offices, Including Zip Code)

(713) 986-4444
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

As OYO Geospace Corporation ("OYO," and together with its subsidiaries, the "Company") has previously reported in its Form 10-K for fiscal year 2004 filed with the Securities and Exchange Commission on December 7, 2004 (the "2004 Form 10-K"), on November 22, 2004, several of OYO's subsidiaries entered into a new credit agreement (the "New Credit Agreement") with Union Planters Bank NA. The key terms of the New Credit Agreement have been described in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operation," under the subheading "Liquidity and Capital Resources" in the 2004 Form 10-K. As is disclosed in the 2004 Form 10-K, the New Credit Agreement replaced a similar credit agreement that OYO's borrower subsidiaries had entered into with the Southwest Bank of Texas, NA (the "Previous Credit Agreement"). A copy of the New Credit Agreement, and the other financing documents relating to the New Credit Agreement (the "New Financing Documents"), including the Guaranty Agreements pursuant to which OYO and several of its subsidiaries have guaranteed amounts outstanding under the New Credit Agreement, are attached as exhibits to the 2004 Form 10-K.

While the Company expects that the New Credit Agreement will play an important part in its cash management system by allowing the Company to smooth out its working capital cycle, the Company has not, and does not expect to, maintain on its balance sheet for any significant period of time a large amount of debt borrowed under the New Credit Agreement. The level of the Company's borrowings under the New Credit Facility is expected to fluctuate regularly as the Company receives payments on its accounts receivable and as it makes payments on its accounts payable and accrued expenses. As a point of reference, since the Company entered into the New Credit Agreement, the maximum amount of borrowings outstanding under the New Credit Agreement was $4,625,000. Moreover, the New Credit Agreement contains substantially the same or similar covenants and conditions, and substantially the same or similar other terms, as the Previous Credit Agreement, other than the interest rate and amounts that the Company may borrower, which are more favorable to the Company under the New Credit Agreement.

For the above reasons, and under all the facts and circumstances, the Company does not view its entry into the New Credit Agreement as an event which imposes material obligations on it, nor does it view its obligations under the New Credit Agreement as material to its business. Nevertheless, the Company is reporting the information called for under this Item on this Report on Form 8-K as a cautionary matter to provide the specific information set forth in this Item in the manner specified in the form.

Item 1.02.    Termination of a Material Definitive Agreement

As OYO has previously disclosed in the 2004 Form 10-K, the New Credit Agreement has replaced the Previous Credit Agreement. Therefore, effective as of November 24, 2004, the Previous Credit Agreement was terminated. A description of the key terms of the Previous Credit Agreement is contained in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operation," under the subheading "Liquidity and Capital Resources" in the 2004 Form 10-K. A copy of the Previous Credit Agreement, and the amendments thereto, have all been filed as exhibits to various of OYO's reports filed with the Securities and Exchange Commission under Section 13 of the Securities Exchange Act of 1934.

As is discussed above in Item 1.01, the Company does not believe that its entry into the New Credit Agreement, nor the termination of the Previous Credit Agreement, are events which impose material obligations on the Company. Nevertheless, the Company is reporting the information called for under this Item in this Report on Form 8-K as a cautionary matter to provide the specific information set forth in this Item in the manner specified in the form.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As is discussed under Item 1.01 above, several of OYO's subsidiaries have entered into the New Credit Agreement. As OYO has described in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operation," under the subheading "Liquidity and Capital Resources" in the 2004 Form 10-K, pursuant to the New Credit Agreement, OYO's borrower subsidiaries can borrower up to $15 million under the New Credit Agreement until the termination date of the New Credit Agreement, which is currently November 22, 2007. This amount, however, is subject to borrowing base restrictions based on the level of the borrowers' eligible accounts receivable, notes receivable and inventories. If borrowings under the New Credit Agreement exceed the relevant borrowing base restrictions at any time, the borrowers must repay the loan in the amount of that excess. As is also disclosed in the 2004 Form 10-K and mentioned in Item 1.01 above, the borrowers' obligations under the New Credit Agreement are (as they were under the Previous Credit Agreement) secured by their accounts and notes receivable and inventories, and are guaranteed by OYO and several of its non-borrower subsidiaries.

The New Credit Agreement, a copy of which has been attached as an exhibit to the 2004 Form 10-K, provides that amounts borrowed under the New Credit Agreement may be repaid and reborrowed during the term of the New Credit Agreement without penalty. Any portion of the loan outstanding on the termination date of the New Credit Agreement must be repaid on that date. The New Credit Agreement also provides that upon the occurrence of any one of a number of specified events of default, Union Planters Bank NA may accelerate amounts outstanding under the New Credit Agreement. Those events of default include: (i) the failure by any of the borrowers to repay any amounts owing under the New Credit Agreement within five days of the date when due, (ii) where any representation or warranty made by any borrower or guarantor in the New Credit Agreement or New Financing Document is untrue in any material respect, (iii) the failure of any borrower or guarantor to perform any of its covenants or agreements in the New Credit Agreement or New Financing Documents and that failure continues for thirty days or (iv) the failure of any borrower, guarantor or other subsidiary of the Company to pay principal or interest on any of its other debts when due or any such other debt is accelerated. The other key terms of the New Credit Agreement are described in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operation," under the subheading "Liquidity and Capital Resources" in the 2004 Form 10-K.

As is discussed above under Item 1.01, the Company has not, and does not expect to, maintain on its balance sheet for any significant period of time a large amount of debt borrowed under the New Credit Agreement. The level of the Company's borrowings under the New Credit Facility is expected to fluctuate regularly as the Company receives payments on its accounts receivable and as it makes payments on its accounts payable and accrued expenses. As a point of reference, since the Company entered into the New Credit Agreement, the maximum amount of borrowings outstanding under the New Credit Agreement was $4,625,000. Moreover, the Company's financial obligations under the New Credit Agreement are similar to the obligations under the Previous Credit Agreement, other than an increase in amounts that the Company may borrow from $10 million under the Previous Credit Agreement to $15 million under the New Credit Agreement and a favorable change in the interest rate. Therefore, under all the facts and circumstances, the Company does not believe that its entry into the New Credit Agreement imposes on the Company a direct, material financial obligation. Nevertheless, the Company is reporting the information called for under this Item in this Report on Form 8-K as a cautionary matter to provide the specific information set forth in this Item in the manner specified in the form.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: December 16, 2004.	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Chief Financial Officer